UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2007

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-31993	25-1655321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20810 Fernbush Lane
Houston, Texas  77073
(Address of principal executive offices)

(281) 821-9091
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 7, 2007, the Board of Directors of Sterling Construction Company, Inc. (the "Company") voted to propose for approval by stockholders certain amendments to the Company's Certificate of Incorporation.  The articles proposed for amendment were originally adopted in 1991 when the Company was formed in order to protect the use of the Company's tax loss carry forwards.  All of those tax losses will have been used or will have expired by the end of 2007.  The following is a brief description of the proposed amendments:

●	Eliminating the restriction on a stockholder acquiring more that 4.5% of the Company's common stock.

●
Eliminating the requirement that amendments to certain of the articles of the Certificate of Incorporation require the affirmative vote of the holders of 75% of the outstanding capital stock of the Company.

●
Eliminating the requirement that certain actions by the Board of Directors require a vote of a majority of the authorized number of directors (whether or not there are vacancies) including the calling of a special meeting of stockholders, fixing the number of directors, and amending the by-laws,

All proposed amendments to the Certificate of Incorporation will be described in detail in the Company's proxy statement relating to its 2008 Annual Meeting of Stockholders scheduled for May 8, 2008.

As reported earlier, the Company has amended its by-laws to provide for the election of directors by a majority rather than a plurality vote of stockholders.

The Board has also decided not to renew the existing Stockholders' Rights Plan, commonly known as a "poison pill," which expires by its terms on December 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Construction Company, Inc.

Dated: November 26, 2007	By:	/s/ Roger M. Barzun
Roger M. Barzun
Senior Vice President